ANNUAL REPORT
Chevy Chase Auto Receivables Trust 1995-2
$ 247,582,941.13 5.80% Auto Receivables Backed Certificates
For the Year Ended December 31, 1996

                Annual Report-Chevy Chase Auto Receivables Trust 1995-2


               May-96    Jun-96    Jul-96    Aug-96    Sep-96    Oct-96    Nov-96    Dec-96
Dist of Prin        0         0         0         0         0         0         0         0

Dist of Int         0   396,383   914,729   914,729   914,729   914,729   914,729   914,729

Serv Fee            0   114,207   110,750   113,037   111,948   110,762   111,681   107,915

Trustee Fee         0       167       167       167       167       167       167       167

Net Losses          0         0    15,425         0   101,581   414,687   412,615   570,788

Net Loss %       0.00%     0.00%     0.12%     0.00%     0.79%     3.24%     3.23%     4.46%

Delinquencies:
30+ Delq.   1,240,726 1,451,124 2,731,975 3,385,227 3,651,591 4,292,539 4,416,459 5,753,240

Delq. %          0.82%     0.98%     1.87%     2.35%     2.59%     3.12%     3.29%     4.40%
